Exhibit 99.1

Stanley Lapidus, Founder and Former Chairman & CEO of Exact Sciences, Joins PAVmed Subsidiary Lucid Diagnostics as Vice Chairman of its Board of Directors

NEW YORK, July 28, 2021 (BUSINESSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced that medical diagnostics pioneer Stanley N. Lapidus, founder and former Chairman and CEO of Exact Sciences (Nasdaq: EXAS), has joined its majority owned subsidiary Lucid Diagnostics Inc. (“Lucid”) as Vice Chairman of Lucid’s Board of Directors.

“I am honored to welcome Stan Lapidus to Lucid’s Board of Directors,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “Stan has long been a leading figure in the medical diagnostics industry and is one of its most accomplished innovators in the early detection of cancer—innovations which have prevented countless deaths from cervical and colon cancer. Over the past year, Stan has made invaluable contributions as Lucid’s lead strategic advisor, including helping us craft several key strategic initiatives currently underway. I look forward to working with him even more closely in his new role as Vice Chairman, as Lucid seeks to execute on its long-term growth strategy.”

“My primary professional quest, over more than three decades, has been to save lives through the early detection of precancer and cancer. I am joining the Lucid team because they are on that very same quest—to prevent deaths from esophageal cancer as we have done for cervical and colon cancer,” said Mr. Lapidus.”

“EsoGuard, which was co-developed by a long-time colleague, collaborator and renowned cancer geneticist, Dr. Sandy Markowitz, has the opportunity to serve as a widespread screening tool to detect esophageal precancer in at-risk GERD patients. If you detect the precancer, you can remove or kill it and prevent its progression to cancer. By preventing cancer, you can save lives. This is the Lucid formula.”

Mr. Lapidus is a medical diagnostics pioneer who brings more than three decades of experience founding, leading, and advising breakthrough diagnostic companies, including founding and leading two of the most successful cancer early detection startup companies in history. He founded and served as President of Cytyc Inc., whose ThinPrep® Pap test technology, which he invented, revolutionized early cervical cancer detection. Cytyc was acquired by Hologic Inc. in 2007. He also founded and served as President & CEO, and later as Chairman, of Exact Sciences, whose Cologuard® stool DNA test has revolutionized early detection of colorectal cancer.

Mr. Lapidus also serves as Chairman of the boards of directors of Binx Health, a provider of point-of-care diagnostics tests; Mirvie, a maternal-fetal health diagnostic company; Mercy Bioanalytics, which is developing early cancer detection tests based on exosomes; and Droplet Biosciences, which is developing technology for detecting early recurrence of cancer. He also serves as a member of the boards of directors of Glympse Bio, which uses bioengineered sensors to track disease activity, and PathAI, an AI-based pathology company. Mr. Lapidus also serves as an Executive-in-Residence at the University of Colorado Anschutz Medical Campus, and as a Co-Founding Pillar of Pillar VC. He previously served as co-founder, President and Chief Executive Officer of SynapDx, a diagnostic company focused on laboratory tests for autism, and Helicos BioSciences Corp., a DNA sequencing company. He holds 37 US patents. Mr. Lapidus received his B.S. in Electrical Engineering from the Cooper Union in New York City. He has served as an instructor at the Massachusetts Institute of Technology and was elected as a Fellow of the American Institute of Medical and Biological Engineering.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(619) 881-0370

SMO@PAVmed.com

Kristi Bruno / Katie Gallagher

LaVoieHealthScience

(617) 865-3940 / (617) 792-3937

PAVmed@lavoiehealthscience.com